UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934


November 1, 2007
Date of Report (Date of Earliest Event Reported)


MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2
(Exact name of Issuing Entity as specified in its charter)


DB Structured Products, Inc.
(Exact name of Sponsor as specified in its charter)


MortgageIT Securities Corp.
(Exact name of Depositor as specified in its charter)




New York              333-131288-03            54-2200396
(State or Other       (Commission              54-2200397
Jurisdiction of        File Number)            54-2200398
Incorporation)                                 (IRS Employer
                                                Identification No.)


33 Maiden Lane
New York, NY                                          10038
(Address of Principal Executive Offices)             (Zip Code)


(212) 651-7700
(Registrant's Telephone Number, including Area Code)


Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 6 - Asset-Backed Securities

Item 6.02 - Change in Servicer or Trustee.

On August 30, 2007 (the "Closing Date"), GMAC Mortgage Corporation ("GMACM") was the servicer for certain Mortgage Loans subject to the transaction pursuant to an Assignment, Assumption and Recognition Agreement, dated as of the Closing Date (the "Assignment Agreement"), among DB Structured Products, Inc., as assignor (the "Assignor"), MortgageIT Securities Corp., as assignee (the "Assignee") and GMACM as servicer. All right, title and interest in, to and under the Assignment Agreement was transferred to HSBC Bank USA, National Association, as trustee (the "Trustee") for the benefit of the holders of MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement") among the Assignee, as depositor, the Trustee and Wells Fargo Bank, N.A. ("Wells Fargo"), as a servicer, master servicer and securities administrator. Pursuant to the Pooling and Servicing Agreement, the Assignor has the right to terminate GMACM as servicer of the Mortgage Loans subject to the Assignment Agreement and appoint a successor servicer. The Assignor has appointed Wells Fargo as the successor servicer with respect to the Mortgage Loans serviced by GMACM and Wells Fargo has agreed to service such Mortgage Loans pursuant to the Pooling and Servicing Agreement.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2
(Issuing Entity)

By:  Wells Fargo Bank, N.A. as Master Servicer
By: /s/ Elisabeth A. Brewster
By: Elisabeth A. Brewster, Vice President
Date: November  01, 2007